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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Columbia/HCA Healthcare Corporation of our report dated February 14, 1996, except for Note 11 as to which the date is March 8, 1996, included in the 1995 Annual Report to Stockholders of Columbia/HCA Healthcare Corporation.

Our audit also included the financial statement schedule of Columbia/HCA Healthcare Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-01337, 33-64105, 33-53661, 33-53409, 33-52379 and
33-50985) and Forms S-8 (File Nos. 33-62309, 33-62303, 33-55511, 33-55509,
33-55272, 33-55270, 33-52253, 33-51114, 33-51082, 33-51052, 33-50151, 33-50147,
33-49783 and 33-36571) of our report dated February 14, 1996, except for Note 11, as to which the date is March 8, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Columbia/HCA Healthcare Corporation for the year ended December 31, 1995.


Nashville, Tennessee
March 28, 1996